Form Of

April 16, 2010

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn:    Vice President, Custody

Dear Sir or Madam:

Lord Abbett Series Fund, Inc. (the “Fund”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement].” This letter is to notify State Street that on January 28, 2010 the Fund’s Board executed Articles Supplementary to the Articles of Incorporation establishing four new Series of the Fund, the legal names of which are as follows: Developing Growth Portfolio, International Core Equity Portfolio, Total Return Portfolio and Value Opportunities Portfolio (the “Series”). It is the Fund’s desire to have State Street render services as custodian and recordkeeper to each Series under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Series thereby making each Series a Series under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on May 1, 2010.

It is currently anticipated that the registration statement for the Portfolio will become effective on May 1, 2010. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

Lord Abbett Series Fund, Inc.

Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Vice Chairman
State Street Bank and Trust Company

Enclosures

EXHIBIT A (amended as of May 1, 2010)1

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Blend Trust	Statutory Trust	Delaware
Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Global Allocation Fund
Lord Abbett Developing Local Markets Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Mid-Cap Value Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett California Tax-Free Income Fund
Lord Abbett Connecticut Tax-Free Income Fund
Lord Abbett Hawaii Tax-Free Income Fund
Lord Abbett Missouri Tax-Free Income Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Municipal Income Trust	Statutory Trust	Delaware
Georgia Series
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Pennsylvania Series
Lord Abbett Short Duration Tax Free Fund

1             As amended on May 1, 2010 to reflect (1) the addition of Lord Abbett Series Fund, Inc. – Developing Growth Portfolio, International Core Equity Portfolio, Total Return Portfolio and Value Opportunities Portfolio; (2) the name changes of Lord Abbett Series Fund, Inc. – Capital Structure Portfolio (formerly, America’s Value Portfolio), Classic Stock Portfolio (formerly, Large-Cap Core Portfolio), Fundamental Equity Portfolio (formerly, All Value Portfolio), and International Opportunities Portfolio (formerly, International Portfolio); and (3) the name changes of Lord Abbett Research Fund, Inc. – Lord Abbett Capital Structure Fund (formerly, Lord Abbett America’s Value Fund), Lord Abbett Classic Stock Fund (formerly, Lord Abbett Large-Cap Core Fund), and Lord Abbett Securities Trust – Lord Abbett Fundamental Equity Fund (formerly, Lord Abbett All Value Fund), and Lord Abbett Stock Appreciation Fund (formerly, Lord Abbett Large-Cap Growth Fund).

A-1

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Capital Structure Fund (formerly, Lord Abbett America’s Value Fund)
Lord Abbett Classic Stock Fund (formerly, Lord Abbett Large-Cap Core Fund)
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series
Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund (formerly, Lord Abbett All Value Fund)
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Capital Structure Portfolio (formerly, America’s Value Portfolio)
Classic Stock Portfolio (formerly, Large Cap-Core Portfolio)
Developing Growth Portfolio
Fundamental Equity Portfolio (formerly, All Value Portfolio)
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio (formerly, International Portfolio)
Mid-Cap Value Portfolio
Total Return Portfolio
Value Opportunities Portfolio
Lord Abbett Stock Appreciation Fund (formerly, Lord Abbett Large-Cap Growth Fund)	Statutory Trust	Delaware
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

A-2